Exhibit 32
CERTIFICATIONS

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:
(1)The accompanying Qumu Corporation Annual Report on Form 10-K for the year ended December 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 15, 2022	/s/ TJ Kennedy
Chief Executive Officer

/s/ Thomas A. Krueger
Chief Financial Officer